UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 6, 2012

Cliffs Natural Resources Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio	44114-2315
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 694-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Cliffs Natural Resources Inc. (the “Company”) is filing herewith the following exhibits to its Registration Statement on Form S-3 (Registration No. 333-165376):

1.	Underwriting Agreement, dated as of December 6, 2012, by and among the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., acting as representatives of the several underwriters listed therein.

2.	Form of Sixth Supplemental Indenture relating to the Company’s 3.95% Notes due 2018.

3.	Opinion of Jones Day.

4.	Ratio of Earnings to Fixed Charges.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of December 6, 2012, by and among the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., acting as representatives of the several underwriters listed therein.
4.1	Form of Sixth Supplemental Indenture between the Company and U.S. Bank National Association, as trustee.
5.1	Opinion of Jones Day.
12.1	Ratio of Earnings to Fixed Charges.
23.1	Consent of Jones Day (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ Carolyn E. Cheverine
Name: Title:	Carolyn E. Cheverine General Counsel - Corporate Affairs & Secretary

Date: December 13, 2012

Exhibit Index

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of December 6, 2012, by and among the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., acting as representatives of the several underwriters listed therein.
4.1	Form of Sixth Supplemental Indenture between the Company and U.S. Bank National Association, as trustee.
5.1	Opinion of Jones Day.
12.1	Ratio of Earnings to Fixed Charges.
23.1	Consent of Jones Day (included in Exhibit 5.1).